Exhibit 99

News Release		The Ryland Group, Inc. www.ryland.com

FOR IMMEDIATE RELEASE	CONTACT:	Drew Mackintosh, VP, Investor Relations and
Corporate Communications (805) 367-3722

RYLAND REPORTS RESULTS FOR THE SECOND QUARTER OF 2012

WESTLAKE VILLAGE, Calif. (July 25, 2012) – The Ryland Group, Inc. (NYSE: RYL), today announced results for its quarter ended June 30, 2012.  Items of note included:

•                  Net income from continuing operations totaled $6.0 million, or $0.14 per diluted share, for the quarter ended June 30, 2012;

•                  New orders increased 41.6 percent to 1,398 units for the second quarter of 2012 from 987 units for the second quarter of 2011.  For the second quarter of 2012, new order dollars rose 52.8 percent to $380.3 million from $248.8 million for the same period in 2011;

•                  Closings rose 35.6 percent to 1,115 units for the quarter ended June 30, 2012, compared to 822 units for the same period in the prior year;

•                  Backlog increased 47.0 percent to 2,277 units at June 30, 2012, from 1,549 units at June 30, 2011;

•                  Active communities rose to 209 communities at June 30, 2012, from 202 communities at June 30, 2011;

•                  Revenues totaled $293.8 million for the quarter ended June 30, 2012, representing a 38.7 percent increase from $211.8 million for the quarter ended June 30, 2011;

•                  Average closing price increased to $254,000 for the quarter ended June 30, 2012, from $248,000 for the same period in 2011;

•                  Housing gross profit margin was 18.7 percent for the second quarter of 2012, compared to 15.0 percent for the same period in the prior year;

•                  Issuance of $225.0 million of 1.6 percent convertible senior notes due May 2018 during the second quarter of 2012 and July 2012 redemption of $167.2 million of 6.9 percent senior notes due June 2013;

•                  Selling, general and administrative and corporate expense totaled 16.3 percent of homebuilding revenues for the second quarter of 2012, compared to 17.7 percent for the second quarter of 2011;

•                  Cash, cash equivalents and marketable securities totaled $732.9 million at June 30, 2012; and

•                  Net debt-to-capital ratio was 40.9 percent at June 30, 2012, compared to 36.7 percent at December 31, 2011.  (Net debt-to-capital ratio is calculated as debt, net of cash, cash equivalents and marketable securities, divided by the sum of debt and total stockholders’ equity, net of cash, cash equivalents and marketable securities.)

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RYLAND SECOND-QUARTER RESULTS

RESULTS FOR THE SECOND QUARTER OF 2012

For the quarter ended June 30, 2012, the Company reported net income of $6.0 million, or $0.14 per diluted share, compared to a net loss of $9.8 million, or $0.22 per diluted share, for the same period in 2011.  Pretax charges that related to inventory and other valuation adjustments totaled $385,000, or $0.01 per diluted share, and $5.8 million, or $0.13 per diluted share, for the quarters ended June 30, 2012 and 2011, respectively.  Additionally, the Company had a pretax charge of $857,000 that related to a debt repurchase during the quarter ended June 30, 2011.

The homebuilding segments reported pretax earnings of $9.9 million for the second quarter of 2012, compared to a pretax loss of $7.4 million for the same period in 2011.  This increase was primarily due to a rise in closing volume; higher housing gross profit margin, including lower inventory and other valuation adjustments; a decline in interest expense; and a reduced selling, general and administrative expense ratio.

Homebuilding revenues increased 38.9 percent to $284.6 million for the second quarter of 2012, compared to $204.9 million for the same period in 2011.  This rise in homebuilding revenues was primarily attributable to a 35.6 percent increase in closings that totaled 1,115 units for the quarter ended June 30, 2012, compared to 822 units for the same period in the prior year.  For the quarter ended June 30, 2012, the average closing price of a home increased 2.4 percent to $254,000 from $248,000 for the same period in 2011.  Homebuilding revenues for the second quarter of 2012 included $947,000 from land sales, which resulted in pretax earnings of $330,000, compared to homebuilding revenues for the second quarter of 2011 that included $1.2 million from land sales, which resulted in a pretax loss of $160,000.

New orders increased 41.6 percent to 1,398 units for the quarter ended June 30, 2012, compared to new orders of 987 units for the same period in 2011.  The Company had an average monthly sales absorption rate of 2.2 homes per community for the quarter ended June 30, 2012, versus 1.6 homes per community for the quarter ended June 30, 2011, and an average cancellation rate of 20.0 percent for the quarter ended June 30, 2012, versus 20.7 percent for the same period in 2011.  For the second quarter of 2012, new order dollars increased 52.8 percent to $380.3 million from $248.8 million for the second quarter of 2011.  At June 30, 2012, backlog increased 47.0 percent to 2,277 units from 1,549 units at June 30, 2011.  For the second quarter of 2012, the dollar value of the Company’s backlog was $614.8 million, reflecting a 55.2 percent rise from the same period in the prior year.

Housing gross profit margin was 18.7 percent, excluding inventory valuation adjustments, for the quarter ended June 30, 2012, compared to 16.9 percent for the quarter ended June 30, 2011.  Including inventory valuation adjustments, housing gross profit margin was 18.7 percent for the second quarter of 2012, compared to 15.0 percent for the second quarter of 2011.  This improvement in housing gross profit margin was primarily attributable to a decline in land and direct construction costs; lower inventory and other valuation adjustments; higher leverage of direct overhead expense due to an increase in the number of homes delivered;

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RYLAND SECOND-QUARTER RESULTS

and reduced sales incentives and price concessions.  For the second quarter of 2012, sales incentives and price concessions totaled 10.4 percent, compared to 11.6 percent for the same period in 2011.

Selling, general and administrative expense totaled 13.8 percent of homebuilding revenues for the second quarter of 2012, compared to 15.3 percent for the second quarter of 2011.  This decrease in the selling, general and administrative expense ratio was primarily attributable to higher leverage resulting from increased revenues, as well as to cost-saving initiatives.

The homebuilding segments recorded $4.2 million of interest expense during the second quarter of 2012, compared to $4.7 million during the second quarter of 2011.  This decrease in interest expense from the second quarter of 2011 was primarily due to the capitalization of a greater amount of interest incurred during the second quarter of 2012, which resulted from a higher level of inventory-under-development, partially offset by $467,000 of interest expense from the issuance of 1.6 percent convertible senior notes in May 2012.  See the subsequent event discussion included on page five of this release for information regarding the July 2012 redemption of $167.2 million of the Company’s 6.9 percent senior notes due June 2013.

Corporate expense totaled $7.1 million for the quarter ended June 30, 2012, compared to $4.9 million for the same period in 2011.  This increase was due, in part, to fluctuations in the Company’s stock price that impacted compensation expense, partially offset by lower operating expenses.

During the second quarter of 2012, the Company used $44.9 million of cash for operating activities, used $21.0 million of cash for investing activities and provided $225.0 million from the issuance of 1.6 percent convertible senior notes and $18.9 million from other financing activities.

For the quarter ended June 30, 2012, the financial services segment reported pretax earnings of $2.9 million, compared to $2.1 million for the same period in 2011.  This improvement was primarily attributable to an increase in locked pipeline and origination volumes and to higher title income, partially offset by increased legal and personnel expenses and by interest related to the financial services credit facility that was entered into during December 2011.

The Company’s net income from discontinued operations totaled $223,000 for the quarter ended June 30, 2012, compared to a net loss of $912,000 for the same period in 2011.

RESULTS FOR THE FIRST SIX MONTHS OF 2012

For the six months ended June 30, 2012, the Company reported net income of $3.0 million, or $0.07 per diluted share, compared to a net loss of $27.2 million, or $0.61 per diluted share, for the same period in 2011.  Pretax charges that related to inventory and other valuation adjustments totaled $2.5 million, or $0.05 per diluted share, and $14.9 million, or $0.34 per diluted share, for the six months ended June 30, 2012 and 2011, respectively.  Additionally, the Company had a pretax charge of $857,000 that related to a debt repurchase during the six months ended June 30, 2011.

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RYLAND SECOND-QUARTER RESULTS

The homebuilding segments reported pretax earnings of $11.0 million for the first six months of 2012, compared to a pretax loss of $24.8 million for the same period in 2011.  This increase was primarily due to a rise in closing volume; higher housing gross profit margin, including lower inventory and other valuation adjustments; a decline in interest expense; and a reduced selling, general and administrative expense ratio.

Homebuilding revenues increased 34.9 percent to $494.1 million for the first six months of 2012, compared to $366.4 million for the same period in 2011.  This rise in homebuilding revenues was primarily attributable to a 31.1 percent increase in closings that totaled 1,930 units for the six-month period ended June 30, 2012, compared to 1,472 units for the same period in the prior year.  For the six months ended June 30, 2012, the average closing price of a home increased 2.8 percent to $255,000 from $248,000 for the same period in 2011.  Homebuilding revenues for the first six months of 2012 included $1.7 million from land sales, which resulted in pretax earnings of $629,000, compared to homebuilding revenues for the first six months of 2011 that included $1.4 million from land sales, which resulted in a pretax loss of $144,000.

New orders increased 43.9 percent to 2,726 units for the six months ended June 30, 2012, compared to new orders of 1,894 units for the same period in 2011.  The Company had an average monthly sales absorption rate of 2.2 homes per community for the six months ended June 30, 2012, versus 1.6 homes per community for the six months ended June 30, 2011, and an average cancellation rate of 19.0 percent for the six months ended June 30, 2012, versus 19.5 percent for the same period in 2011.  For the first six months of 2012, new order dollars increased 52.4 percent to $725.5 million from $476.2 million for the first six months of 2011.

Housing gross profit margin was 18.6 percent, excluding inventory valuation adjustments, for the six months ended June 30, 2012, compared to 17.0 percent for the six months ended June 30, 2011.  Including inventory valuation adjustments, housing gross profit margin was 18.2 percent for the first six months of 2012, compared to 15.1 percent for the first six months of 2011.  This improvement in housing gross profit margin was primarily attributable to a decline in land and direct construction costs; lower inventory and other valuation adjustments; higher leverage of direct overhead expense due to an increase in the number of homes delivered; and reduced sales incentives and price concessions.  For the first six months of 2012, sales incentives and price concessions totaled 10.6 percent, compared to 11.6 percent for the same period in 2011.

Selling, general and administrative expense totaled 14.5 percent of homebuilding revenues for the first six months of 2012, compared to 16.9 percent for the first six months of 2011.  This decrease in the selling, general and administrative expense ratio was primarily attributable to higher leverage resulting from increased revenues, as well as to cost-saving initiatives.

The homebuilding segments recorded $7.7 million of interest expense during the first six months of 2012, compared to $10.5 million during the first six months of 2011.  This decrease in interest expense from the first six months of 2011 was primarily due to the capitalization of a greater amount of interest incurred during the first six months of 2012, which resulted from a higher level of inventory-under-development, partially offset by interest expense from the aforementioned convertible senior notes issued in May 2012.  See the subsequent

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RYLAND SECOND-QUARTER RESULTS

event discussion of this release for information regarding the July 2012 redemption of $167.2 million of the Company’s 6.9 percent senior notes due June 2013.

Corporate expense totaled $12.3 million for the six months ended June 30, 2012, compared to $9.9 million for the same period in 2011.  This increase was due, in part, to fluctuations in the Company’s stock price that impacted compensation expense, partially offset by lower operating expenses.

For the six-month period ended June 30, 2012, the financial services segment reported pretax earnings of $3.6 million, compared to $3.3 million for the same period in 2011.  This improvement was primarily attributable to an increase in locked pipeline and origination volumes and to higher title income, partially offset by increased personnel and legal expenses and by interest related to the financial services credit facility that was entered into during December 2011.

The Company’s net loss from discontinued operations totaled $1.9 million, or $0.04 per diluted share, for the six-month period ended June 30, 2012, which included a pretax charge of $1.4 million, or $0.03 per diluted share, related to inventory valuation adjustments, compared to a net loss of $3.0 million, or $0.07 per diluted share, for the same period in 2011.

DEBT ISSUANCE

In May 2012, the Company issued $225.0 million aggregate principal amount of its 1.6 percent convertible senior notes due May 2018.  $177.2 million of the proceeds was used to redeem and repurchase all of the 6.9 percent senior notes due June 2013.  The remaining proceeds will be used for general corporate purposes.

SUBSEQUENT EVENT—DEBT REDEMPTION AND REPURCHASE

In July 2012, the Company paid $177.2 million to redeem and repurchase all of the 6.9 percent senior notes, which were due June 2013 and totaled $167.2 million.

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RYLAND SECOND-QUARTER RESULTS

Headquartered in Southern California, Ryland is one of the nation’s largest homebuilders and a leading mortgage-finance company.  Since its founding in 1967, Ryland has built more than 295,000 homes and financed more than 245,000 mortgages.  The Company currently operates in 13 states across the country and is listed on the New York Stock Exchange under the symbol “RYL.”  For more information, please visit www.ryland.com.

Note:  Certain statements in this press release may be regarded as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and may qualify for the safe harbor provided for in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations and beliefs concerning future events, and no assurance can be given that the future results described in this press release will be achieved. These forward-looking statements can generally be identified by the use of statements that include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “likely,” “may,” “plan,” “project,” “should,” “target,” “will” or other similar words or phrases. All forward-looking statements contained herein are based upon information available to the Company on the date of this press release. Except as may be required under applicable law, the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. The factors and assumptions upon which any forward-looking statements herein are based are subject to risks and uncertainties which include, among others:

•                  economic changes nationally or in the Company’s local markets, including volatility and increases in interest rates, the impact of, and changes in, governmental stimulus, tax and deficit reduction programs, inflation, changes in consumer demand and confidence levels and the state of the market for homes in general;

•                 changes and developments in the mortgage lending market, including revisions to underwriting standards for borrowers and lender requirements for originating and holding mortgages, changes in government support of and participation in such market, and delays or changes in terms and conditions for the sale of mortgages originated by the Company;

•                  the availability and cost of land and the future value of land held or under development;

•                  increased land development costs on projects under development;

•                  shortages of skilled labor or raw materials used in the production of homes;

•                  increased prices for labor, land and materials used in the production of homes;

•                  increased competition, including continued competition and price pressure from distressed home sales;

•                  failure to anticipate or react to changing consumer preferences in home design;

•                  increased costs and delays in land development or home construction resulting from adverse weather conditions or other factors;

•                  potential delays or increased costs in obtaining necessary permits as a result of changes to laws, regulations or governmental policies (including those that affect zoning, density, building standards, the environment and the residential mortgage industry);

•                  delays in obtaining approvals from applicable regulatory agencies and others in connection with the Company’s communities and land activities;

•                  changes in the Company’s effective tax rate and assumptions and valuations related to its tax accounts;

•                  the risk factors set forth in the Company’s most recent Annual Report on Form 10-K; and

•                  other factors over which the Company has little or no control.

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Five financial-statement pages to follow.

THE RYLAND GROUP, INC. and Subsidiaries

CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

(in thousands, except share data)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
REVENUES
Homebuilding	$284,593	$204,925	$494,128	$366,353
Financial services	9,176	6,923	15,510	13,167
TOTAL REVENUES	293,769	211,848	509,638	379,520
EXPENSES
Cost of sales	231,130	176,226	403,820	318,690
Selling, general and administrative	39,368	31,349	71,576	61,893
Financial services	6,232	4,859	11,921	9,894
Corporate	7,139	4,925	12,319	9,912
Interest	4,180	4,735	7,749	10,522
TOTAL EXPENSES	288,049	222,094	507,385	410,911
OTHER INCOME
Gain from marketable securities, net	519	1,302	965	2,610
Loss related to early retirement of debt, net	-	(857)	-	(857)
TOTAL OTHER INCOME	519	445	965	1,753
Income (loss) from continuing operations before taxes	6,239	(9,801)	3,218	(29,638)
Tax expense (benefit)	190	-	190	(2,398)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	6,049	(9,801)	3,028	(27,240)
Income (loss) from discontinued operations, net of taxes	223	(912)	(1,864)	(3,009)
NET INCOME (LOSS)	$6,272	$(10,713)	$1,164	$(30,249)
NET INCOME (LOSS) PER COMMON SHARE
Basic
Continuing operations	$0.14	$(0.22)	$0.07	$(0.61)
Discontinued operations	0.00	(0.02)	(0.04)	(0.07)
Total	0.14	(0.24)	0.03	(0.68)
Diluted
Continuing operations	0.14	(0.22)	0.07	(0.61)
Discontinued operations	0.00	(0.02)	(0.04)	(0.07)
Total	$0.14	$(0.24)	$0.03	$(0.68)
AVERAGE COMMON SHARES
OUTSTANDING
Basic	44,627,548	44,368,874	44,551,441	44,303,958
Diluted	48,570,825	44,368,874	44,938,772	44,303,958

THE RYLAND GROUP, INC. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	June 30, 2012	December 31, 2011
	(Unaudited)

ASSETS
Cash, cash equivalents and marketable securities
Cash and cash equivalents	$355,212	$159,363
Restricted cash	67,060	56,799
Marketable securities, available-for-sale	310,638	347,016
Total cash, cash equivalents and marketable securities	732,910	563,178
Housing inventories
Homes under construction	419,557	319,476
Land under development and improved lots	412,034	413,569
Inventory held-for-sale	7,750	11,015
Consolidated inventory not owned	47,302	51,400
Total housing inventories	886,643	795,460
Property, plant and equipment	20,012	19,920
Other	153,732	165,262
Assets of discontinued operations	14,624	35,324
TOTAL ASSETS	1,807,921	1,579,144

LIABILITIES
Accounts payable	86,231	74,327
Accrued and other liabilities	136,026	140,930
Financial services credit facility	50,271	49,933
Debt	1,047,856	823,827
Liabilities of discontinued operations	1,863	6,217
TOTAL LIABILITIES	1,322,247	1,095,234

EQUITY
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value:
Authorized—10,000 shares Series A Junior
Participating Preferred, none outstanding	-	-
Common stock, $1.00 par value:
Authorized—199,990,000 shares
Issued—44,660,496 shares at June 30, 2012
(44,413,594 shares at December 31, 2011)	44,660	44,414
Retained earnings	410,043	405,109
Accumulated other comprehensive income	711	164
TOTAL STOCKHOLDERS’ EQUITY
FOR THE RYLAND GROUP, INC.	455,414	449,687
NONCONTROLLING INTEREST	30,260	34,223
TOTAL EQUITY	485,674	483,910
TOTAL LIABILITIES AND EQUITY	$1,807,921	$1,579,144

THE RYLAND GROUP, INC. and Subsidiaries

SEGMENT INFORMATION (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
EARNINGS (LOSS) BEFORE TAXES (in thousands)
Homebuilding
North	$1,796	$(4,737)	$174	$(10,225)
Southeast	2,497	(4,215)	3,388	(12,626)
Texas	4,784	3,438	8,309	1,777
West	838	(1,871)	(888)	(3,678)
Financial services	2,944	2,064	3,589	3,273
Corporate and unallocated	(6,620)	(4,480)	(11,354)	(8,159)
Discontinued operations	223	(912)	(1,864)	(3,009)
Total	$6,462	$(10,713)	$1,354	$(32,647)
NEW ORDERS
Units
North	383	314	794	632
Southeast	437	335	854	580
Texas	335	267	708	538
West	243	71	370	144
Discontinued operations	17	78	46	137
Total	1,415	1,065	2,772	2,031
Dollars (in millions)
North	$114	$84	$230	$170
Southeast	107	69	200	123
Texas	89	71	184	138
West	70	25	111	45
Discontinued operations	5	17	11	28
Total	$385	$266	$736	$504
CLOSINGS
Units
North	316	277	540	487
Southeast	354	218	619	413
Texas	316	271	560	463
West	129	56	211	109
Discontinued operations	34	62	67	100
Total	1,149	884	1,997	1,572
Average closing price (in thousands)
North	$272	$271	$274	$268
Southeast	221	213	218	219
Texas	248	250	253	247
West	317	259	322	275
Discontinued operations	223	206	216	199
Total	$253	$245	$254	$245
OUTSTANDING CONTRACTS			June 30,
Units			2012	2011
North			674	482
Southeast			756	504
Texas			581	475
West			266	88
Discontinued operations			12	97
Total			2,289	1,646
Dollars (in millions)
North			$203	$134
Southeast			176	107
Texas			155	125
West			81	30
Discontinued operations			3	20
Total			$618	$416
Average price (in thousands)
North			$302	$279
Southeast			233	211
Texas			266	263
West			303	345
Discontinued operations			272	209
Total			$270	$253

THE RYLAND GROUP, INC. and Subsidiaries

FINANCIAL SERVICES SUPPLEMENTAL INFORMATION (Unaudited)

(in thousands, except origination data)

	Three months ended June 30,		Six months ended June 30,
RESULTS OF OPERATIONS	2012	2011	2012	2011
REVENUES
Income from origination and sale of mortgage loans, net	$7,102	$5,262	$11,726	$10,136
Title, escrow and insurance	1,737	1,483	3,001	2,728
Interest and other	337	178	783	303
TOTAL REVENUES	9,176	6,923	15,510	13,167
EXPENSES	6,232	4,859	11,921	9,894
PRETAX EARNINGS	$2,944	$2,064	$3,589	$3,273

OPERATIONAL DATA

Retail operations:
Originations (units)	747	655	1,299	1,172
Ryland Homes originations as a
percentage of total originations	100.0%	100.0%	100.0%	100.0%
Ryland Homes origination capture rate	69.8%	78.6%	70.9%	79.5%

OTHER CONSOLIDATED SUPPLEMENTAL INFORMATION (Unaudited)

(in thousands)	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Interest incurred	$14,926	$14,133	$29,107	$28,722
Interest capitalized during the period	10,524	9,397	20,777	18,198
Amortization of capitalized interest included in cost of sales	9,813	7,617	17,632	13,291
Depreciation and amortization	3,432	2,838	6,433	5,423

THE RYLAND GROUP, INC. and Subsidiaries

NON-GAAP FINANCIAL DISCLOSURE RECONCILIATION

(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
HOUSING GROSS MARGINS
HOUSING REVENUES	$283,646	$203,737	$492,469	$364,974
LAND AND OTHER REVENUES	947	1,188	1,659	1,379
TOTAL HOMEBUILDING REVENUES	284,593	204,925	494,128	366,353

HOUSING COST OF SALES
Cost of sales	230,492	169,358	400,879	302,765
Valuation adjustments and write-offs	21	3,864	1,911	7,136
TOTAL HOUSING COST OF SALES	230,513	173,222	402,790	309,901

LAND AND OTHER COST OF SALES
Cost of sales	617	1,348	1,030	1,523
Valuation adjustments and write-offs	-	1,656	-	7,266
TOTAL LAND COST OF SALES	617	3,004	1,030	8,789

TOTAL HOMEBUILDING COST OF SALES	231,130	176,226	403,820	318,690

HOUSING GROSS MARGINS	$53,133	$30,515	$89,679	$55,073
HOUSING GROSS MARGIN PERCENTAGE	18.7%	15.0%	18.2%	15.1%

HOUSING GROSS MARGINS, excluding inventory valuation
adjustments and write-offs	$53,154	$34,379	$91,590	$62,209
HOUSING GROSS MARGIN PERCENTAGE, excluding inventory
valuation adjustments and write-offs	18.7%	16.9%	18.6%	17.0%

Gross margins on home sales, excluding inventory valuation adjustments, is a non-GAAP financial measure and is defined by the Company as revenue from home sales less costs of homes sold, excluding the Company's inventory valuation adjustments recorded during the period. Management finds this to be a useful measure in evaluating the Company’s performance because it discloses the profit the Company generates on homes it actually delivered during the period, as the inventory valuation adjustments relate, in part, to inventory that was not delivered during the period.  It assists the Company’s management in making strategic decisions regarding its construction pace, product mix and product pricing based upon the profitability it generated on homes the Company currently delivers or sells.  The Company believes investors will also find gross margins on home sales, excluding inventory valuation adjustments, to be important and useful because it discloses a profitability measure that can be compared to a prior period without regard to the variability of inventory valuation adjustments. In addition, to the extent that the Company’s competitors provide similar information, disclosure of its gross margins on home sales, excluding inventory valuation adjustments, helps readers of the Company’s financial statements compare profits to its competitors with regard to the homes they deliver in the same period.  In addition, because gross margins on home sales is a financial measure that is not calculated in accordance with GAAP, it may not be completely comparable to similarly titled measures of the Company’s competitors due to potential differences in methods of calculation and charges being excluded.